EXHIBIT 1


                  The undersigned hereby agree, pursuant to Rule 13d-1(f)(1), to file a joint statement on Schedule 13G and amendments thereto pertaining to their beneficial ownership of shares of Common Stock of DBA Systems, Inc.

                  This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other party hereto.

                  This agreement may be executed in counterparts and all so executed shall constitute one agreement.

Date:  February 12, 1996


                                            WECHSLER & CO., INC.


                                            By: /s/ Norman J. Wechsler
                                                --------------------------------
                                                Norman J. Wechsler,
                                                Chairman of the Board
                                                 & President


                                                /s/ Norman J. Wechsler
                                                --------------------------------
                                                Norman J. Wechsler


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